FOR IMMEDIATE RELEASE

Contacts: Amy Power                                Troy Scheer
          Office: 214.618.3318                     Office: 972-323-0491
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                  USGN Receives Invitation from the Government
        of a Gulf Cooperation Council Country to Demonstrate MAPSANDS(TM)

CARSON CITY, NV--January 4, 2006 -- US Global Nanospace, Inc. (OTC BB:USGA.OB) ("USGN") announced today that it has received an invitation from the government of a Gulf Cooperation Council country to demonstrate USGN's MAPSANDS(TM) product. USGN has accepted the invitation and is making arrangements to have the components of its Mobile MAPSANDS(TM) product delivered to that country, subject to compliance with all applicable laws and regulations. MAPSANDS(TM) is an acronym for USGN's Modular Autonomous Perimeter Security and Non-Lethal Defense System.

"We have fulfilled an important milestone for the company in receiving and accepting an invitation from a sovereign government to demonstrate MAPSANDS(TM). We have integrated several discrete technologies into a cohesive area defense system that provides users with a truly autonomous perimeter defense and standoff capability over wide areas. We look forward to demonstrating the efficacy of MAPSANDS(TM) and the specific system technologies that comprise it," stated Carl Gruenler, Chief Executive Officer of USGN.

More information about MAPSANDS(TM) can be found on USGN's website, www.usgn.com, including photos of Mobile MAPSANDS(TM).

About US Global Nanospace

US Global Nanospace, Inc. is a solutions oriented research and development company that specializes in identifying, developing, and commercializing new and emerging technologies and products for integration into the security, defense and health and safety markets. USGN uses cross-discipline knowledge in the areas of science, engineering, nanotechnology and nanomaterials to evolve products that address high performance issues. USGN has focused its commercial efforts on identifying strategic partnership companies that have the resources to manufacture, market or integrate its products on a commercial scale. USGN's products include MAPSANDS(TM), All-Clear(TM) Chem/Bio Decontamination Foam, the G-Lam line of variable threat armor solutions, NanoFilters for HVAC, NanoFilterCX, BlastX, and Radomes. More information is available at http://www.usgn.com.

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Safe Harbor

This announcement contains express or implied forward-looking statements about US Global Nanospace's future financial and operating results, products and business relationships. These statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to, reliance on the manufacturing, sales and marketing efforts of a third party over which US Global Nanospace has no direct control, enforceability, and validity of proprietary rights, ability to raise sufficient capital or borrow sufficient funds to fund future operations, ability to develop future products, technology shifts, potential technical or manufacturing difficulties that could delay products, competition, pricing pressures, the uncertainty of market acceptance of new products by customers, the outcome of pending or future litigation, ability to obtain and maintain regulatory approvals for products, general economic factors and other risks identified and discussed in US Global Nanospace's filings with the Securities and Exchange Commission, including those set forth in US Global Nanospace's annual report on Form 10-KSB before the year ended March 31, 2005. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from the US Global Nanospace's current expectations. US Global Nanospace disclaims any intent or obligation to update those forward-looking statements, except as required by law.